                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JDS Uniphase Corporation 1999 Canadian Employee Stock Purchase Plan of our reports dated July 23, 1999 (except for Note 13, as to which the date is August 25, 1999) with respect to the consolidated financial statements of JDS Uniphase Corporation and the related financial statement schedule included in its Annual Report on Form 10-K/A dated October 28, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

San Jose, California
October 28, 1999